As filed with the Securities and Exchange Commission on August 30,
2001
                           Commission File Number 333-44882

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   AMENDMENT 10 to
                                       FORM SB-2
                               REGISTRATION STATEMENT
                              Under The Securities Act of 1933

               GREAT EXPECTATIONS AND ASSOCIATES, INC.
           (Name of Small Business Issuer in its charter)

            Colorado                         84-1521955
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
  incorporation or organization)

501 South Cherry Street, Suite 610,  Denver, Colorado         80246
(Address of principal executive offices)                    (Zip Code)

                            (303) 320-0066
   (Address and telephone number of registrant's principal executive offices and principal place of business.)

                             Raphael Solot
                         501 South Cherry Street, Suite 610
                          Denver, Colorado 80246

         (Name, address and telephone number of agent for service.)

                            with copies to:
                            Jody M. Walker
                            Attorney At Law
                       7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under
the Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price       offering price     fee
common stock
 $.001 par value           5,000,000        $.10         $  500,000       $  139.00
common stock               7,472,000        $.10         $  747,200       $  207.75

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting under Section 8(a), may determine.

Preliminary Prospectus Dated August 30, 2001
SUBJECT TO COMPLETION

                      5,000,000 common shares
                      at $.10 per common share

        7,472,000 common shares are behalf of selling shareholders

                   GREAT EXPECTATIONS AND ASSOCIATES, INC.


The Offering

                                         Per Share           Total
Public Price                               $.10           $  500,000
Commissions*                               $.01               50,000
Proceeds to Great Expectations             $.09            $ 450,000
*To be paid only if a broker dealer participates in the offering

This is an any or all offering with no minimum offering amount.

We will not receive any of the proceeds from the sales of the 7,472,000 common shares being sold by the selling shareholders.
We will not pay commissions on stock sales.

We are a blank check company.

This offering will terminate on or before December 31, 2002.

This is our initial public offering, and no public market currently exists for our shares.

Our employees, officers and directors are offering the common shares as a self underwritten offering.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement
filed with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  The date of the prospectus is August 30, 2001.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                                4
RISK FACTORS                                      5
   -  No operating history
   -  We cannot make a market until merger or
       acquisition consummated
   -  No active trading market
   -  We may not be able to find a suitable
        merger or acquisition candidate
   -  We will have to return your investment
        if a sufficient number of investors
        do not reconfirm their investment
   -  You will not have access to your funds
   -  We have no funds and do not have any
        full-time management
   -  Management may form other blank check companies
   -  Management is not required to spend any minimal amount of time
   -  There is no minimum offering amount
   -  The selling shareholders may have liability because of their status as underwriters.
   -  Principal shareholder and promoter of Great
         Expectation has a prior conviction and judgment of driving a motor vehicle
SELLING SECURITY HOLDERS                          6
RULE 419 OFFERINGS                                6
PLAN OF DISTRIBUTION                              8
USE OF PROCEEDS                                   9
DILUTION                                         10
GREAT EXPECTATIONS                               10
PLAN OF OPERATION                                18
MANAGEMENT                                       19
PRINCIPAL SHAREHOLDERS                           20
CERTAIN TRANSACTIONS                             21
SHARES ELIGIBLE FOR FUTURE SALE                  22
MARKET FOR REGISTRANT'S COMMON EQUITY            23
DESCRIPTION OF SECURITIES                        23
INDEMNIFICATION                                  24
LEGAL MATTERS                                    24
LEGAL PROCEEDINGS                                24
ADDITIONAL INFORMATION                           24
EXPERTS                                          25
INTERESTS OF NAMED EXPERTS AND COUNSEL           25
FINANCIAL STATEMENTS                             25

                        PROSPECTUS SUMMARY

Great Expectations  Great Expectations has a mailing
                    address at 501 South Cherry St., Suite 610,
                    Denver, Colorado 80246, phone number is (303) 320-0066. Other than this mailing address, Great Expectations does not currently have any other
                    office facilities.   We do not anticipate the
                    need for office facilities at any time
                    in the foreseeable future. Great Expectations pays no rent or other fees for the use of this mailing address.

Corporate
  Operations.       We are a development stage company.  Our business
                    will be to merge, make an exchange of
                    capital stock asset acquisition or other similar business combination with an operating or development stage business.

                    We will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.

Common Shares Outstanding       166,120,000

Common Shares being offered       5,000,000

Nature of Offering              Any and all with no minimum

Termination of Offering         On or before December 31, 2002

Rule 419
  Offering We are a blank check company. The primary offering is required to comply with the provisions of Rule 419.

                  SEC rules require that we deposit all offering
                   proceeds, after deduction of cash paid for commissions, underwriting expenses and dealer allowances, if any and amounts permitted to be released to Great Expectations, provided that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of Great Expectations and all securities issued in connection with the offering into an escrow account until
                      -   we execute an agreement for an acquisition;
                      - we file a post effective amendment to this registration statement
                      - within 5 days of the effective date of the registration statement, we provide a copy of the prospectus to purchasers
                      - we successfully get 80% of the investors of this offering to notify us in writing to reconfirm your investment;
                      - an acquisition is consummated within an 18-month time period; and
                      -   the value of the business or net assets
                          acquired must equal 80% of the maximum
                          offering amount ($997,840); or

                   we will return at least 80% of the proceeds to you if an acquisition is not consummated in the 18-month time period within five business days following that date.

                   Great Expectations may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends or dividends, as we deposit proceeds into the escrow account.

Use of
   Selling Agents   We reserve the right to use selling agents.  Any
                    selling agents will be paid standard NASD commissions.

Sales by Selling
Security Holders.  We are registering common shares on behalf of selling security holders in this prospectus. We will not receive any cash or other proceeds in connection
                   with the subsequent sale.   We are not selling any
                   common shares on behalf of selling security holders and have no control or affect on these selling security holders.

                   The selling security holders will offer their common shares for $.10 per common share to or through a market maker.

                   The selling security holder offering will commence after the acquisition has been consummated and terminate nine months after the commencement date.

                       RISK FACTORS

1.   We have no operating history and will not pursue any operations
until we locate a merger or acquisition candidate.    You may lose up
to 20% of your investment if we do not raise sufficient funds to find a merger candidate.

Since our incorporation in 1987, we have been performing only administrative operations to pursue this offering. To date, we have an operating loss of ($22,008) for the six months ended March 31,
2001.   We currently have no working capital and we are dependent on the successful sale of the shares in this offering to locate a merger candidate.

2.   We cannot make a market in our securities until we have
consummated a merger or acquisition, which can take up to 18 months,
if at all.   You will not be able to liquidate your investment in the
event of an emergency or for any other reason unless an acquisition has occurred.

We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18
months, if at all.    You will not be able to liquidate your
investment in the event of an emergency or for any other reason unless an acquisition has occurred.

3. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4. If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations and we will have to return your
investment.   You will not receive a full refund.  The maximum
deduction from your investment will be 20%.

We have not entered into any current negotiations regarding an
acquisition or merger.   Even if we locate a suitable candidate, we
may not be able to successfully commence operations due to the other costs involved, such as costs involving filing a post effective
amendment, etc.   We would have to return your investment and up to
20% of your investment may have been used in attempting to locate a merger candidate.

5.   If a sufficient number of investors do not reconfirm their
investment, we will have to return your investment.   You will not
receive a full refund.   The maximum deduction from your investment
will be 20%.

We cannot consummate a business combination with a target business unless we can convince 80% of the investors in this offering to
reconfirm their investment.   If an insufficient number of investors
reconfirm their investment, we will have to return the funds in escrow
to investors on a pro-rata basis.   We will likely spend up to 10% of
the proceeds prior to that time, may have paid up to 10% of the proceeds in commissions and investors will receive only a portion of the funds originally invested.

6.   You will not have access to your funds after effectiveness of the
registration statement for up to 18 months.   If we do not consummate
a merger, you will not receive a full refund. The maximum deduction from your investment will be 20%.

No transfer or other disposition of the escrowed securities can be
permitted except in identified instances.   For the term of the
offering or 18 months from the effective date of the registration statement, you will not have access to your funds after consummation
of the offering.   If we do not consummate a merger, you will not
receive all of your initial investment back. Up to 10% of the funds may have been paid for expenses and 10% of the funds may have been paid for commissions.

7. We have no funds and do not have full-time management that can conduct a complete and exclusive investigation and analysis of any
target merger or acquisition candidate.   We may not find a suitable
candidate.   You will not receive a full refund.  The maximum
deduction from your investment will be 20%.

It is impracticable to conduct a complete and exclusive investigation and analysis of any target business with no funds. Our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys.

8.   Management may form other blank check companies that will compete
against Great Expectations for acquisitions.   A suitable acquisition
candidate may not be found for Great Expectations and you may lose up to 20% of your investment.

If management forms other blank check companies, these companies will compete against Great Expectations for available suitable
acquisitions.   A suitable acquisition candidate may not be found and
you may lose up to 20% of your investment.

9.   Management is not required to spend any minimal amount of time on
company business.   Sufficient time may not be spent locating a
suitable acquisition candidate and you may lose up to 20% of your investment.

Management is not required to spend any minimal amount of time locating a suitable acquisition candidate or on any other company
business.   You may lose up to 20% of your investment if management
does not spend sufficient time to locate a suitable acquisition candidate in the 18 month period.

10. There is no minimum offering amount. We may not have sufficient funds to locate an acquisition candidate and you may lose up to 20% of your investment.

We may not sell enough of the offering to obtain sufficient funds to
conduct any search for an acquisition candidate.   If we are unable to
consummate an acquisition within the 18-month time frame, you will lose up to 20% of your investment.

11.   The selling shareholders may have liability because of their
status as underwriters.   They may sue us if there are any omissions
or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

12. Mr. Wynn, principal shareholder and promoter of Great Expectation has a prior conviction and judgment of driving a motor vehicle while ability impaired by alcohol that may affect his ability or integrity as promoter and control person.

Mr. Wynn pled guilty on March 24, 1997 in the County Court, Arapahoe County, Case No. .96T203529 to driving a motor vehicle while ability impaired by alcohol which is a misdemeanor traffic offense. A resumption of or a predisposition toward this type of behavior could have an adverse effect on actions in areas other than driving a motor vehicle.


                      SELLING SECURITY HOLDERS

Great Expectations shall register pursuant to this prospectus 7,472,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                           Amount         Total Number     % Owned         Number of         % Owned
                                Being            Owned          Prior to      Shares Owned         After
                              Registered      Currently        offering      After offering      offering
Capital Holding Company     1,192,000         2,980,000          1.98%         1,788,000           1.08%
Ormonde Frew                  960,000         2,400,000          1.59%         1,440,000            .87%
Ralph H. Grills               960,000         2,400,000          1.59%         1,440,000            .87%
Frederick Mahlke              200,000           500,000           .33%           300,000            .18%
Carrolle Sorrelle             960,000         2,400,000          1.59%         1,440,000            .87%
Daniel Unrein, Jr.            200,000           500,000           .33%           300,000            .18%
Miles Wynn                  3,000,000       139,340,000         92.61%       136,400,000          50.35%

                       RULE 419 OFFERINGS

We are a blank check company. The primary offering is required to comply with the provisions of Rule 419.

Rights and Protections under Rule 419

  Escrow of the proceeds of this offering after payment of commissions, underwriting expenses and dealer allowances, if any.

After payment of commissions, underwriting expenses and dealer allowances, if any, Great Expectations will promptly deposit all of the remaining proceeds in an escrow account and all securities to be issued in this offering including any securities sold to broker-dealers or market makers with Colorado Community First National Bank, as escrow agent until:

-    We execute an agreement for an acquisition.
-    The value of the business or net assets
       acquired must equal 80% of the maximum
       offering amount ($997,840)
-    We file a post-effective amendment
- We send each purchaser a copy of the prospectus contained in the post-effective amendment within 5 days of the effective date
- We successfully get 80% of the investors of this offering to notify us in writing to reconfirm their investment, and
-    The acquisition is consummated.

Great Expectations may receive up to 10 percent of the proceeds remaining after payment of commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends, as we deposit those proceeds into the escrow account.

   Escrowed Funds not to be used for salaries or reimbursable expenses

The escrow agent will not disburse any funds for the payment of salaries or reimbursement of expenses incurred on our behalf by our
officers and directors.   In no event will Great Expectations be able
to utilize the escrowed funds other than for the purpose of the implementation of a business combination.

Rule 419 requires that the value of the business or net assets to be acquired must equal at least $997,480, 80% of the maximum offering amount including the dollar amount of the selling security holder offering.

   Updating of this registration statement

Once we reach an agreement for an acquisition or merger meeting the $997,400 business or net asset value plus the dollar amount of the selling security offering, we will update the registration statement with a post-effective amendment that contains information about:

   - the propose acquisition candidate(s) and its business including audited financial statements
   -   results of this offering;
   -   use of proceeds disbursed from the escrow account, and
   -   terms of the reconfirmation offer

   Reconfirmation offering

Rule 419 states that the terms of the reconfirmation offer must include:

   - within five business days after the effective date of the post-effective amendment, we will send the prospectus contained in the post-effective amendment to each investor whose securities are held in the escrow account, including those investors who purchase from selling security holders.

   - we must return the pro rata portion of the escrowed funds, including any related interest or dividends, to any investor who does not provide use with written notification of their reconfirmation no fewer than 20 and no more than 45 business days following the effective date. We will return the funds to these investors within five business days by first class mail or other equally prompt means;

   - we can consummate the acquisition only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

   - we must return the escrowed funds to investors who purchase from Great Expectations on a pro rata basis (after deduction of up to 10% which may have been received Great Expectations) within five business days by first class mail or other equally prompt means if we do not consummate an acquisition within 18 months from the date of this prospectus.

                      Plan of Distribution

This is an any or all offering with no minimum offering amount.   An
escrow account has been established at Colorado Community First
National Bank as required under Rule 419.

Our officers and directors are selling the common shares.   No officer
or director will receive a commission or other offering remuneration. All officers and directors will participate in the selling efforts.
Those officers and directors are Raphael Solot and Fred Mahlke.   Mr.
Solot and Mr. Mahlke will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell Great Expectation's securities.

We reserve the right to use selling agents.  Any selling agents will
be paid standard NASD commissions not to exceed 10%.   If we enter
into any arrangement with a broker-dealer to participate in the offer, we must file a post-effective amendment to the registration statement to identify the broker-dealer as a section 2(11) underwriter. Additionally, the NASD's Corporate Finance Department must issue a no-objection position before the broker-dealer may participate in the offering.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

No member of management, promoter or any acting at their direction will be paid finders' fees or other acquisition related compensation from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity.

Management may consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. A premium may be paid for management's shares in connection with any such stock purchase transaction.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

The offering has been registered in and will be conducted in the state of New York.

Selling Security Holder Offering.   The selling security holder
offering will commence after the acquisition is consummated and terminate nine months after the commencement date.

Arbitrary determination of the offering price.   We determined the
offering price of the common shares arbitrarily.   The offer price has
no relationship to any traditional or established criteria of value.

Great Expectation Offering Period.   The Great Expectation offering
will terminate on or before December 31, 2002.

                               USE OF PROCEEDS

Assuming successful completion of the offering, we will receive net proceeds of $441,822 after payment of commissions ($50,000) and
offering expenses of approximately $8,178.   The commissions amount
would only be payable if a broker-dealer is engaged.

The proceeds not in escrow are to be utilized over an eighteen-month period.

                               $500,000                $100,000
                                Raised                  Raised
                              ----------              --------
Gross Proceeds                  $500,000               $100,000
less commissions                  50,000                 10,000
                              ----------               --------

Net proceeds after commissions  $450,000               $ 90,000

Proceeds to be escrowed         $405,000               $ 81,000

Amount immediately available
to Great Expectations           $ 45,000               $  9,000
   Expenses relating to
     Evaluation of acquisition
     Candidates                   21,822                  5,000
   Expenses relating to
     SEC reporting                15,000                  2,000
   Offering expenses               8,178                  2,000
                               ---------               --------
Proceeds used
   before acquisition           $ 45,000                $ 9,000

If $100,000 is raise, the officers and directors have orally agreed to pay the $6,178 in offering expenses remaining after using the $2,000 available to Great Expectations.

If less than $100,000 is raised, our officers and directors have orally agreed to provide the funds necessary to pay the expenses of the offering of $8,178 and attempt to locate an acquisition candidate. Any amounts available for expenses immediately will be used to locate an acquisition candidate.

The officers and directors have verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Great Expectations, repayable only if an acquisition is made.

The proceeds not held in the escrow account after payment of the offering expenses will be used in the following order of priority.

   - to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations, and

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.

                               DILUTION

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the various levels as described below.

Assuming 500,000 raised

Offering price                                                                           $.10
Net tangible book value per common share before offering              $ 0.00
Increase per Share attributable to investors                          $  .0026
Pro Forma net tangible book value per common share after offering                        $.0026
                                                                                         ------
Dilution to investors                                                                    $.0974
Dilution as a percent of offering price                               97.40%

Assuming 100,000

Offering price                                                                           $.10
Net tangible book value per common share before offering              $ 0.00
Increase per Share attributable to investors                          $  .0005
Pro Forma net tangible book value per common share after offering                        $.0005
                                                                                         ------
Dilution to investors                                                                    $.995
Dilution as a percent of offering price                               99.50%

Further Dilution. We may issue additional restricted common shares in private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Great Expectation's common shares and investors in this offering upon conversion.

                        Great Expectations
General

Great Expectations was incorporated under the laws of the State of
Colorado on June 5, 1987 as Great Expectations, Inc.   Great
Expectations was administratively dissolved on January 1, 1997 under the Colorado Corporation Code for failure to file two biannual
reports.   We filed for reinstatement on June 18, 1998, filed the past due biannual reports, paid all fees and penalties and were reinstated
on that date as a corporation in good standing.   Great Expectations
was required to change its name to Great Expectations and Associates, Inc. based on the unavailability of its prior name.

Since 1987, Great Expectations has performed only those administrative functions necessary in further pursuance of this offering. Great Expectations is in the early developmental and promotional stages. To date Great Expectation's only activities have been organizational ones, directed at developing its business plan and raising its initial
capital.   We have not generated any revenues.

Great Expectations has not commenced any commercial operations. Great Expectations has no employees and owns no real estate. We do not intend to perform any operations until a merger or acquisition candidate is locates and a merger or acquisition consummated. Great

Expectations can be defined as a "shell" company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Another aspect of our business plan that Great Expectations intends to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in
its outstanding securities.   Great Expectation's business plan is to
seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Great Expectations has very limited capital, and it is unlikely that Great Expectations will be able to take advantage of more than one such business opportunity.

Great Expectations intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Great Expectations has not identified any business opportunity that it plans to pursue, nor has Great Expectations reached any agreement or definitive understanding with any person concerning an acquisition.

Frederick Mahlke, one of Company's officers and directors has previously been involved in transactions involving a merger between an established company and a shell entity, and has a number of contacts
within the field of corporate finance.   As a result, he has had
preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a
shell company.   However, none of these preliminary contacts or
discussions involved the possibility of a merger or acquisition transaction with Great Expectations.

We anticipate that Mr. Mahlke will contact broker-dealers and other persons with whom he is acquainted who are involved in corporate finance matters to advise them of Great Expectation's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with Great
Expectations.    No assurance can be given that Great Expectations
will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Great Expectations or its stockholders.

Great Expectation's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

Great Expectations anticipates that the business opportunities presented to it will

   - be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

   - be in need of funds to develop a new product or service or to expand into a new market;

   - be relying upon an untested product or marketing any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Great Expectation's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into Great
Expectations, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Great Expectations would be issued by Great Expectations or purchased from the current principal shareholders of Great Expectations by the acquiring entity or its affiliates.

If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock. In Great Expectation's judgment, none of its officers and directors would thereby become an "underwriter" within the meaning of the Section 2(11) of the
Securities Act of 1933, as amended.    The sale of a controlling
interest by certain principal shareholders of Great Expectations could occur at a time when the other shareholders of Great Expectations remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of Great Expectations may resign their management positions with Great Expectations in connection with Great Expectation's acquisition of a business opportunity.

In the event of such a resignation, Great Expectation's current management would not have any control over the conduct of Great Expectation's business following Great Expectation's combination with a business opportunity. We anticipate that business opportunities will come to Great Expectation's attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Great Expectations has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for Great Expectations. Great Expectations does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers or directors are currently
affiliated.   Should Great Expectations determine in the future,
contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Great Expectations and its stockholders, Great Expectations is permitted by Colorado law to enter into such a transaction if:

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or


 -   The contract or transaction is fair as to Great
Expectations as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon:

   - management's analysis of the quality of the other company's management and personnel,
   - the anticipated acceptability of new products or marketing concepts,

   - the merit of technological changes, the perceived benefit Great Expectations will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Great Expectations will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because Great Expectations may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that Great Expectations will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

We anticipate that we will not be able to diversify, but will essentially be limited to one such venture because of Great
Expectation's limited financing.   This lack of diversification will
not permit Great Expectations to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase Great Expectation's securities.

Holders of Great Expectation's securities should not anticipate that Great Expectations necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires. The analysis of business opportunities will be undertaken by or under the supervision of Great Expectation's President, who is not a professional business analyst.

 Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee.

Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of Great Expectations, it is likely that any such fee Great Expectations agrees to pay would be paid in stock and not in cash. Otherwise, Great Expectations anticipates that it will consider, among other things, the following factors:

 - Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

- Great Expectation's perception of how any particular business opportunity will be received by the investment community and by Great Expectation's stockholders;

 - Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of Great Expectations to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of a Rule 15g-9 adopted by the Securities and Exchange Commission.

 - Capital requirements and anticipated availability of required funds, to be provided by Great Expectations or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 - The extent to which the business opportunity can be advanced;

- Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

 - Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

 - The cost of participation by Great Expectations as compared to the perceived tangible and intangible values and potential; and

 - The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items. In regard to the possibility that the shares of Great Expectations would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts.

Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with Great Expectations would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

 Potential investors must recognize that, because of Great Expectation's limited capital available for investigation and management's limited experience in business analysis, Great Expectations may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Great Expectations is unable to predict when it may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Great Expectations will generally request that we be provided with written materials regarding the business opportunity containing such items as

   -   a description of products
   -    services and company history
   -   management resumes
   -   financial information
   - available projections, with related assumptions upon which they are based
   -   an explanation of proprietary products and services;
   - evidence of existing patents, trademarks, or services marks, or rights thereto
   -   present and proposed forms of compensation to management
   - a description of transactions between such company and its affiliates during relevant periods
   -   a description of present and required facilities
   -   an analysis of risks and competitive conditions
   - a financial plan of operation and estimated capital requirements
   - audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction;
   -   and other information deemed relevant.

As part of Great Expectation's investigation, Great Expectation's executive officers and directors
   -   may meet personally with management and key personnel,
   -    may visit and inspect material facilities,
   - obtain independent analysis or verification of certain information provided,
   -   check references of management and key personnel, and
   - take other reasonable investigative measures, to the extent of Great Expectation's limited financial resources and management expertise.

Regulation of Penny Stocks

Our management believes that various types of potential merger or acquisition candidates might find a business combination with Great Expectations to be attractive. These include

   - acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders,
   - acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and
   - acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with Great Expectations to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which Great Expectations may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of Great Expectations and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Great Expectations and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to

   -   leases, purchase and sale agreements,
   -   licenses,
   -   joint ventures and
   -   other contractual arrangements.

Great Expectations may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

Implementing such structure may require the merger, consolidation or reorganization of Great Expectations with other corporations or forms of business organization, and although it is likely, we cannot assure you that Great Expectations would be the surviving entity. In addition, the present management and stockholders of Great Expectations most likely will not have control of a majority of the voting shares of Great Expectations following a reorganization
transaction.   As part of such a transaction, Great Expectation's
existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that Great Expectations will acquire its participation in a business opportunity through the issuance of common stock or other securities of Great Expectations.

Although the terms of any such transaction cannot be predicted, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest equal to 80% or more of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, Great Expectation's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of Great Expectations prior to such
reorganization.   Our issuance of these additional shares might also
be done simultaneously with a sale or transfer of shares representing a controlling interest in Great Expectations by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Great Expectations may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

The issuance of substantial additional securities and their potential sale into any trading market that might develop in Great Expectation's securities may have a depressive effect upon such market. Great
Expectations will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require

   - specific representations and warranties by all of the parties thereto,
   -   specify certain events of default,
   - detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing,
   - outline the manner of bearing costs if the transaction is not closed,
   -   set forth remedies upon default, and
   -   include miscellaneous other terms.

Great Expectations anticipates that we, and/or our officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. This letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Great Expectations nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed.

Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulation

Great Expectations may participate in a business opportunity by purchasing, trading or selling the securities of such business. Great Expectations does not, however, intend to engage primarily in such activities.

Specifically, Great Expectations intends to conduct its activities so as to avoid being classified as an investment company under the Investment Company Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items.

Great Expectations intends to implement its business plan in a manner that will result in the availability of this exception from the
definition of investment company.    As a result, Great Expectation's
participation in a business or opportunity through the purchase and sale of investment securities will be limited.

Great Expectation's plan of business may involve changes in our capital structure, management, control and business, especially if we consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Great Expectations will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Great Expectations might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If Great Expectations elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, Great Expectations would be required to comply with the provisions of the Act to effect such resale. An acquisition made by Great Expectations may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

Great Expectations expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Great Expectations and will therefore be in a better position than Great Expectations to obtain access to attractive business opportunities. Great Expectations also will experience competition from other public blind pool companies, many of which may have more funds available than does Great Expectations.

Employees

Great Expectations is a development stage company and currently has no employees. Management of Great Expectations expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Although there is no current plan with respect to its nature or amount, we may pay or accrue remuneration for the benefit of, Great Expectation's officers prior to, or at the same time as the completion of a business acquisition

                 PLAN OF OPERATION

Liquidity and Capital Resources

Great Expectations remains in the development stage and, since inception, has experienced no significant change in liquidity or
capital resources.   Great Expectation's balance sheet as of March 31,
2001, reflects a current asset value of $0, and a total asset value of
$22,099 in the form of deferred offering costs.   Great Expectations
will carry out its plan of business as discussed above.   Great
Expectations cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses, if any of the business entity which Great Expectations may eventually acquire.

Results of Operations

During the period from June 5, 1987 (inception) through October 31, 2000 and for the six months ended March 31, 2001, Great Expectations has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by Great Expectations during this period.

For the current fiscal year, Great Expectations anticipates incurring a loss as a result of expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. Great Expectations anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing

The proceeds not held in the escrow account after payment of the offering expenses will be used for the evaluation of acquisition candidates, expenses relating to SEC reporting and offering expenses. in the following order of priority.

   - to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations.

The expenses relating evaluation of acquisition candidates will consist of:
   -   telephone ($2,500)
   -   travel and lodging ($15,000)
   -   legal fees re: document review and preparation   ($27,500)
   -   accounting fees ($15,000)
   -   other miscellaneous due diligence expenses ($10,000)

   - for general and administrative expenses incurred in connection with our reporting obligations with the SEC.

   -   legal  ($7,500)
   -   accounting fees ($5,000)
   -   administrative support expenses ($2,500)

   -   for expenses related to the offering to nonaffiliates ($8,178)

If $100,000 is raised, the officers and directors have orally agreed to pay the $6,178 in offering expenses remaining after using the $2,000 available to Great Expectations.

If less than $100,000 is raised, our officers and directors have orally agreed to provide the funds necessary to pay the expenses of the offering of $8,178 and attempts to locate an acquisition
candidate.   Any amounts available for expenses immediately will be
used to locate an acquisition candidate.

The officers and directors have verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Great Expectations, repayable only if an acquisition is made.

No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.

Great Expectations believes that our existing capital will not be sufficient to meet Great Expectation's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event Great Expectations is able to complete a business combination during this period, it anticipates that our existing capital will not be sufficient to allow us to accomplish the goal of completing a business combination.
Great Expectations will depend on additional advances from stockholders.

We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Great Expectation's needs for additional financing are likely to increase substantially.
Management and other stockholders have not made any commitments to
provide additional.   We cannot assure you that any additional funds
will be available to Great Expectations to allow us to cover our
expenses.   Even if Great Expectation's cash assets prove to be
inadequate to meet Great Expectation's operational needs, Great Expectations might seek to compensate providers of services by issuances of stock in lieu of cash.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                    MANAGEMENT

The directors and executive officers currently serving Great
Expectations are as follows:
Name                              Position              Term of office
Raphael M. Solot               President/Treasurer       November 1999
                                  Director                 to present

Frederick W. Mahlke        Vice President/Secretary      July 1987
                                  Director                 to present

Only Mr. Mahlke has been involved with prior blank check companies.

The directors named above will serve until the next annual meeting of
Great Expectation's stockholders.   Officers will hold their positions
at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Great Expectations and any other person under which any director or officer was or is to be selected as a director or officer. The directors and officer of Great Expectations will devote their time to Great Expectation's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to Great Expectation's affairs is unknown and is likely to vary substantially from month to month.

Biographical Information

Raphael M. Solot.   Mr. Solot has been an attorney in private practice
in Colorado since 1964 with an emphasis on complex civil litigation,
corporate and franchise law.   From 1994 until March 1996, Mr. Solot
served on the Board of Directors of Jones Global, Ltd., a corporation engaged in the international cable business. From March 1996 until the sale of Jones Intercable, M. Solot served on the Board of Directors of Jones Intercable, Inc., the eighth largest cable
television company in the United States.   Mr. Solot was elected Vice
Chairman of the Board of Jones Intercable, Inc. at the annual meeting of shareholders in 1997 and served in that capacity until April 1998.

Mr. Solot received a Bachelor of Science degree from the University of Colorado in 1958 and a Juris Doctor degree from the University of Denver in 1963.

Frederick W. Mahlke.   Mr. Malhke has served as a Director of Great
Expectations since July 1987.   From November 1979 to present, Mr.
Mahlke has been President of Cumberland Sales and management of Denver, Colorado, a commercial and residential management company.

For the past ten years, Mr. Mahlke has also worked as a Colorado court-appointed receiver on over forty properties and has also been appointed receiver for two California properties.

Mr. Mahlke's prior experience with blank check companies.   Mr. Mahlke
was a director of Diversified Management Acquisitions II, Inc. Diversified Management Acquisitions II, Inc. completed an offering on
From S-18 dated June 19, 1988.   Diversified Management Acquisitions
II, Inc. merged with Constellation Development, Inc. (33-16885-1) in March 1989. Mr. Mahlke resigned from Diversified Management Acquisitions II, Inc. simultaneously with its merger with
Constellation Development, Inc.   Thereafter, Constellation
Development, Inc. merged with Carpet Holdings, Inc.   Constellation
Development, Inc. was an English real estate development and acquisition company with real estate holdings in Liverpool, England
consisting of a shopping center.   Carpet Holdings, Inc. was a carpet
wholesaler located in Dalton, Georgia.   Mr. Mahlke did not receive
any material proceeds or benefits from his prior involvement with the blank check company.

Great Expectation's officers and directors may elect, in the future, to form one or more additional shell companies with a business plan similar or identical to that of Great Expectations. Any such additional shell companies would also be in direct competition with Great Expectations for available business opportunities.

We do not have a procedure in place that would allow these individuals
to resolve potential conflicts in an arms-length fashion.   They will
be required to use their discretion to resolve them in a manner that they consider appropriate. Great Expectation's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.

We anticipate that a substantial premium over the initial cost of such shares may be paid by the purchaser at the same time as any sale of shares by Great Expectation's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to Great Expectation's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to Great Expectations and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of Great Expectations and Great Expectation's other shareholders, rather than their own personal pecuniary benefit.

                   PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Great Expectations. Also included are the shares held by all executive officers and directors as a group.

Name and Address                  Number of            Percentage       Percentage
                              Shares Outstanding       of Shares          of Shares
                                                      Outstanding       After Offering
Frederick W. Mahlke(1)             500,000                 .30%            .18%
4105 S. Florida Avenue
 Suite 100
Denver, Colorado 80222

Raphael M. Solot                 1,000,000                .60%             .57%
501 South Cherry Street
Suite 610
Denver, Colorado 80222

Officers and Directors as a group
 (2 persons)                     1,500,000               .90%               .85%





Miles Wynn                     139,340,000              83.88%            50.35%
3679 South Dawson Street
Aurora, Colorado 80014

(1)Mr. Mahlke and Mr. Solot are officers and directors of Great
Expectations

Executive Compensation.

Other than described below, no compensation was awarded to, earned by,
or paid in the last three years.   Mr. Solot received 1,000,000 Common
Shares at $.00005 per share in October 1999 for services rendered to Great Expectations.

Although there is no current plan in existence, it is possible that Great Expectations will adopt a plan to pay or accrue compensation to its officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction. Great Expectations has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

Principal shareholder's prior blank check history.   Mr. Miles
Wynn served as president of Diversified Management Acquisitions
II, Inc. until July 19, 1988.   Upon the merger of Diversified
Management Acquisitions II, Inc. with Constellation Development, Inc., Mr. Miles Wynn was paid a fee of $100,000. On December 24, 1996, Mr. Wynn sold his shares in the company for $18,406.

Mr. Wynn served as president of Diversified Management
Acquisitions, Inc. until September 24, 1987.   Diversified
Management Acquisitions, Inc. merged with Viewpoint Video on that same date. Mr. Wynn was paid a fee of $20,000.

On March 16, 1996, Mr. Wynn purchased the assets of Hallmark Properties, Inc. (formerly Diversified Management Acquisitions, Inc.) for $75,000 and served as president until April 11, 1999. On April 11, 1999, Hallmark Properties, Inc. merged with Norton
Motorcycles, Inc.  My Wynn received $150,000 dollars.   Mr.
Wynn sold his shares of Norton Motorcycles, Inc. in the third quarter of 1999 for $283,707.

Principal shareholder's prior conviction and judgment.   Mr.
Wynn pled guilty on March 24, 1997 in the County Court, Arapahoe County, Case No. .96T203529 to driving a motor vehicle while ability impaired by alcohol which is a misdemeanor
traffic offense.   Mr. Wynn paid a total of $631 in fines,
victims compensation, victims assistance, alcohol evaluation
and supervision, useful public service and court costs.   Mr.
Wynn completed 24 hours of public service at the VA Medical Center in Denver, Colorado and completed ten hours of Level I
Education which had been ordered by the court.   These were all
conditions of Mr. Wynn's probation as set by the court.

There have been no civil judgments entered against Mr. Wynn within the past five years.


                  CERTAIN TRANSACTIONS

In February 1988 and December 31, 1998, advances totaling $4,000 were
made to Great Expectations by stockholders.   No written repayment
terms were entered into.

In 1998, Capital Holding Company, an Oklahoma corporation purchased 67,680,000 shares of the treasury stock of Great Expectations, who in turn issued the stock to Capital Holding Company and James Porter for
the sum of $.00005 per share.   The shares were issued in lieu of
compensation for salaries and other administrative expenses valued at $3,384 relating to bringing Great Expectations up to date with the Colorado Secretary of State, providing updated accounting for Great Expectations and paying all expenses relating to S.E.C. filings. In addition, Great Expectations was provided office space by Capital Holding Company.

In June 1998, Miles Wynn received 7,520,000 shares of Great Expectations for the sum of $.00005 per share in lieu of salary and
other compensation due to Mr. Wynn valued at $376.   This compensation
included repayment of expenses relating to S.E.C. filings and
corporate state filings.   Wynn also provided Great Expectations with
office space at no cost to the company from 1987 to June 16, 1999 and thereafter, from March 10, 1999 to November 12, 1999.

On March 10, 1999, Mr. Wynn purchased the 67,680,000 shares of Great Expectations owned jointly by Capital Holding Company and James Porter for the sum of $25,000.

If $100,000 is raise, the officers and directors have orally agreed to pay the $6,178 in offering expenses remaining after using the $2,000 available to Great Expectations.

If less than $100,000 is raised, our officers and directors have orally agreed to provide the funds necessary to pay the expenses of the offering of $8,178 and attempt to locate an acquisition candidate. Any amounts available for expenses immediately will be used to locate an acquisition candidate.

The officers and directors will fund the expenses and the location of an acquisition candidate through a no interest loan to Great
Expectations, repayable only if an acquisition is made.

No officer, director, promoter, or affiliate of Great Expectations has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by Great Expectations through security holdings, contracts, options, or otherwise. Great Expectations has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, Great Expectations is unable to predict whether or in what amount such a stock issuance might be made.

Great Expectations maintains a mailing address at the office of its legal counsel, but otherwise does not maintain an office. As a result, it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the future. It is likely that Great Expectations will establish and maintain an office after completion of a business combination.

Although management has no current plans to cause Great Expectations to do so, it is possible that Great Expectations may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by Great Expectation's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to Great Expectation's current stockholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of securities by Great Expectation's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such
stockholders.   Any payment to current stockholders in the context of
an acquisition involving Great Expectations would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

Management will consider their fiduciary obligations in negotiating any acquisition to avoid a breach of fiduciary duty to minority shareholders by the receipt of a substantial premium by management.
In this regard, management will not favor one acquisition over another based on the level of any benefit to them personally.


           SHARES ELIGIBLE FOR FUTURE SALE

Great Expectations currently has 166,120,000 shares of common stock outstanding. Of these, all of the common shares will be deemed to be
restricted securities.   Promoters or affiliates of a blank check
company and their transferees would act as "underwriters' under the Securities Act of 1933 when reselling the securities of the blank
check company.   Rule 144 would not be available for those resale
transactions despite technical compliance with the requirements of Rule 144.

Additionally, shareholders who obtained securities directly from a blank check issuer and through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement of the Securities Act.

After the completion of an acquisition, other securities may be issued, in the future, in private transactions under an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Great Expectation's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person who is not an
affiliate of Great Expectations may sell is not so limited.   Non-
affiliates may each sell without limitation shares held for three years. Great Expectations will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of Great Expectation's Shares in the
over-the-counter market, should a market develop.   Prior to this
offering there has been no public market for the common stock of Great
Expectations.   The effect, if any, of a public trading market or the
availability of shares for sale at prevailing market prices cannot be
predicted.   Nevertheless, sales of substantial amounts of shares in
the public market could adversely effect prevailing market prices.


          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

Market Information.     Great Expectation's common stock is not listed
in the pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of record of Great
Expectation's no par value common stock, as of June 30, 2000 was 10.

Dividends.   Holders of Great Expectation's common stock are entitled
to receive such dividends as may be declared by its board of directors.

Tradability. We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements
of Rule 15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

               DESCRIPTION OF SECURITIES

Common Stock

Great Expectation's articles of incorporation authorize the issuance of 500,000,000 shares of common stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation. Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Great Expectations, holders are entitled to receive, ratably, the net assets of Great Expectations available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Great Expectation's common stock are issued, the relative interests of then existing stockholders may be diluted.

Great Expectations plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event Great Expectations enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. Additionally, Great Expectations may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. Great Expectations intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

                       INDEMNIFICATION

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933.    The Nevada Revised Statutes allow a company
to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under
certain circumstances.    Indemnification may only occur if a
determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed
to be in the best interests of Great Expectations.   A determination
may be made:
   -   by the shareholders
   - by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or
   -   by opinion of independent legal counsel

in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

 Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Great Expectations may be indemnified against any cost, loss, or expense
arising out of any liability under the 33 Act.    Insofar as
indemnification for liabilities arising under the 33 Act may be permitted to directors, officers and controlling persons of Great Expectations. Great Expectations has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                       LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Jody M. Walker, Attorney-At-Law.

                       LEGAL PROCEEDINGS

Great Expectations is not involved in any legal proceedings as of the date of this prospectus.

                      ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the rules and regulations of the

Commission.  For further information with respect to Great
Expectations and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

We will voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. The prospectus delivery period does not terminate until 90 days after the funds and securities are released from escrow or trust account under Rule 419. Requests for copies of said documents should be directed to Raphael Solot, President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, this information or
representation must not be relied on as having been authorized by Great Expectations or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder will, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Great Expectations since the date hereof.

                              EXPERTS

The audited financial statements included in this prospectus have been so included in reliance on the report of Tannenbaum & Company, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

                        INTERESTS OF NAMED
                        EXPERTS AND COUNSEL

None of the other experts or counsel named in the prospectus are affiliated with Great Expectations.

                         FINANCIAL STATEMENTS

Index to Financial Statements

Balance Sheet dated April 30, 2001
Statement of Operations for the six months ended April 30, 2001 and 2000
Statement of Cash Flows for the six months ended April 30, 2001 and 2000
Notes to Consolidated Financial Statements

Independent Auditors' Report dated November 3, 2000
Balance Sheet dated October 31, 2000
Statement of Operations for the period from inception (June 5, 1987)
    to October 31, 2000

Statement of Stockholders' Equity for the period from inception (June
    5, 1987) to October 31, 2000
Statement of Cash Flows for the period from inception (June 5, 1987)
   to October 31, 2000
Notes to Consolidated Financial Statements

Independent Auditors' Report dated November 3, 1999
Balance Sheet dated October 31, 1999
Statement of Operations for the period from inception (June 5, 1987)
     to October 31, 1999
Statement of Stockholders' Equity for the period from inception (June
     5, 1987) to October 31, 1999
Statement of Cash Flows for the period from inception (June 5, 1987)
     to October 31, 1999
Notes to Consolidated Financial Statements

Great Expectations
(A Development Stage Enterprise)
Balance Sheet
 (Unaudited)

                                             April               October
                                           30, 2001              31, 2000
                                          (unaudited)
                          ASSETS

CURRENT ASSETS
     Cash                                           -                  -
                                             --------           --------
           Total current assets                     -                  -

Other Assets
   Deferred offering costs (Note 1)            22,099             22,099
                                             --------           --------

   Total other assets                          22,099             22,099
                                             --------           --------
     Total assets	                              22,099             22,099
                                             --------           --------

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Due to stockholders (Note 4)	           $ 26,325             22,012
                                             --------            -------
     Total current liabilities                 26,325             22,012

STOCKHOLDERS' EQUITY
      Common stock, no par value,  500,000,000
             shares authorized;166,120,000 shares
             issued and outstanding (Note 1)   20,432            20,432
      Treasury stock                                -                 -

     Deficit accumulated during
            the development stage             (24,658)          (20,345)

     Total stockholders' equity                (4,226)               87
                                             --------          --------

     Total liabilities and stockholders'
            Equity                           $ 22,099          $ 22,099
                                             --------          --------
The accompanying notes are an integral part of the financial statements.

Great Expectations
(A Development Stage Enterprise)
Statement of Operations
 (Unaudited)

                                               Cumulative    Six Months   Six Months
                                                 During         Ended        Ended
                                               Development    30-Apr-01    30-Apr-00
                                                  Stage
Revenue
       Interest Income                           $   166             -              -
                                                 -------         -----          -----
              Total revenue                          166             -              -


Other expense
     Amortization	                                    700             -              -

     Rent                                          3,815             -              -
     Salaries (Note 3)                             6,129             -              -
     Office supplies and expense                   4,310            60          2,450

     Legal                                         2,500         1,000              -
     Travel                                        1,435             -              -
     Escrow fees                                   1,500         1,500              -
     Transfer fees                                 1,050         1,050              -
     Filing fees                                   1,030             -              -
      Accounting                                   2,355         1,400            200
                                                --------       -------        -------
               Total expense                      24,824         5,010          2,650
                                                --------       -------        -------
               NET LOSS                          (24,658)       (5,010)             0
                                                --------       -------        -------
Accumulated deficit
     Balance, beginning of period                      -       (19,648)       (11,530)
                                                --------       -------        -------
     Balance, end of period                     $(24,658)      (24,658)       (14,180)
                                                --------       -------        -------
Loss per share                                  $   (Nil)      $  (Nil)       $  (Nil)
                                                --------       -------        -------
Shares outstanding                           150,520,000   150,520,000    166,120,000

The accompanying notes are an integral part of the financial statements.

Great Expectations
(A Development Stage Enterprise)
Statement of Operations
 (Unaudited)

                                               Cumulative    Six Months   Six Months
                                                 During         Ended        Ended
                                               Development    30-Apr-01    30-Apr-00
                                                  Stage
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                  $  (24,658)     $  (5,010)   $  (2,650)
     Add non-cash items:
        Salaries paid with stock (Note 3)           6,129              -            -
        Prior period adjustment                      (697)
        Organizational cost amortization              700              -            -
        Increase in organizational cost              (700)             -            -
                                               ----------      ---------     --------
            Cash used in operations               (19,226)        (5,010)      (2,650)

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from loans-stockholders (Note 4)  26,325          5,010       11,150
        Proceeds from issuance of common stock     15,000              -            -
        Offering costs                            (22,099)             -       (8,500)
                                                ---------        -------     --------
            Cash provided by financing activities  19,226          5,010        2,650
                                                 --------        -------     --------
Net increase (decrease) in cash                        -              -            -

Cash, beginning of periods                               -             -            -
                                                  --------       -------     --------
Cash, end of periods                                     -             -            -
                                                  ========       =======     ========

The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

1.   Summary of significant accounting policies
  Organization
Great Expectations and Associates Inc. (the "Company", formerly Great Expectations, Inc.) was organized under the laws of the State of Colorado on June 5, 1987, for the purpose of evaluating and seeking merger candidates. The Company is currently considered to be in the development stage as more fully defined in the Financial Accounting Standards Board Statement No. 7. The Company has engaged in limited activities, but has not generated significant revenues to date. The Company is currently seeking business opportunities.

Accounting methods
   The Company records income and expenses on the accrual method.

Fiscal year
   The Company has selected October 31 as its fiscal year.

Deferred offering cost
   Costs associated with any public offering were charged to proceeds of the offering.

Loss per share
   All stock outstanding prior to the public offering had been issued at prices substantially less than that which was paid for the stock in the public offering. Accordingly, for the purpose of the loss per share calculation, shares outstanding at the end of the period were considered to be outstanding during the entire period.

2.   Income taxes
Since its inception, the Company has incurred a net operating loss. Accordingly, no provision has been made for income taxes.

3.   Stock issued for services
The value of the stock issued for services is based on management's estimate of the fair market value of the services rendered.

4.   Due to stockholders
During the three months ended April 30, 2001, advances totaling $2,650 were made to the Company by stockholders. The total amount since inception totals $26,325. There are no specific repayment terms and no interest is charged.

5.   Management representation
For the three months ended April 30, 2001 management represents that all adjustments necessary to a fair statement of the results for the period have been included and such adjustments are of a normal and recurring nature.

6.   Going concern
The company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.

Note - In the opinion of management of Great Expectations and Associates, Inc., the unaudited financial statements of Great Expectations and Associates, Inc. for the interim period shown, include all adjustments, necessary for a fair presentation of the financial position at April 30, 2001, and the results of operations
and cash flows for the period then ended.   The results of operations
for the interim periods shown may not be indicative of the results
that may be expected for the fiscal year.   These statements should be
read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended October 31, 2000.

Tannenbaum & Company, P.C.
Certified Public Accountants

INDEPENDENT AUDITORS'REPORT


The Board of Directors
Great Expectations and Associates Inc.
Englewood, Colorado

We have audited the accompanying balance sheet of Great Expectations and Associates Inc. (a development stage enterprise) as of October 31, 2000, and the related statements of stockholders' equity, loss and accumulated deficit, and cash flows for the period from the date of inception (June 5, 1987) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Expectations and Associates Inc., as of October 31, 2000, the changes in its stockholders' equity, the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

November 3, 2000

Tannenbaum & Company P.C.



1873 S. Bellaire Suite 908 Denver, Colorado 80222 (303) 756-5216 FAX (303) 757-5279

         Great Expectations and Associates, Inc.
             (A Development Stage Enterprise)
                      BALANCE SHEET
                      October 31, 2000

                                                              October
                                                              31, 2000
ASSETS
CURRENT ASSETS
   Cash                                                     $      -
                                                          ----------
     Total current assets                                          -

Other Assets
Deferred offering costs (Note 1)                              22,099
                                                            --------
   Total other assets                                         22,099
                                                            --------
     Total assets                                             22,099
                                                             -------

LIABILITIES AND STOCKHOLDERS'EQUITY

CURRENT LIABILITIES

  Due to stockholders (Note 4)                             $  22,012
                                                             -------
     Total current liabilities                                22,012

STOCKHOLDERS'EQUITY
  Common stock, no par value, 500,000,000
    shares authorized; 150,520,000 shares
    issued and outstanding (Note 1)                           20,432
                                                              ------
Deficit accumulated during the development stage             (20,345)
                                                            --------
    Total stockholders' equity                                    87

    Total liabilities and stockholders' equity               $22,099
                                                            --------




The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)

STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
For the period from inception (June 5, 1987) to October 31, 2000

                                                        Inception
                                                        to October              October
                                                         31, 2000               31, 2000
Revenue
  Interest Income                                       $     166                      -
                                                        ---------               --------
     Total revenue                                            166                      -

Other expense
  Amortization                                                700                      -
  Rent                                                      4,512                      -
  Salaries (Note 3)                                         6,129                      -
  Office supplies and expense                               4,250                  4,250
  Legal                                                     1,500                  1,500
  Travel                                                    1,435                  1,435
  Filing fees                                               1,030                  1,030
  Accounting                                                  955                    600
                                                         --------              ---------

     Total expense                                         20,511                  8,815
                                                         --------              ---------

     NET LOSS                                             (20,345)                (8,815)

Accumulated deficit
  Balance, beginning of period                                  -                (11,530)
                                                          -------                 -------
Balance, end of period                                   $(20,345)               (20,345)
                                                         --------                 -------

Loss per share                                           $   (Nil)                  (Nil)
                                                         --------                 -------
Shares outstanding                                    150,520,000             150,520,000
                                                      ===========             ===========


The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS'EQUITY
For the period from inception (June 5, 1987) to October 31, 2000

                                                  Common stock                                               Total
                                                  ------------              Accumu-                          stock-
                                                Number                       lated                          holders'
                                                of shares    Amount         deficit                          equity
                                               ----------    -------        --------                       ----------
Balance, June 5, 1987                              -        $      -         $     -                     $       -

Issuance of stock for cash
     July 1987 ($.00005 per share)              67,000,000     3,000               -                         3,000

Issuance of stock for cash
     July 1987 ($.0017 per share)                7,200,000    12,000               -                        12,000

Issuance of stock for services (Note 3)
     July 1987 ($.0017 per share)                1,000,000     1,666               -                         1,666

Issuance of stock for services (Note 3)
     March 1998 ($.00005 per share)             75,320,000     3,766               -                         3,766

Net loss for the period inception
to October 31, 1998                                    -           -            (10,833)                  (10,833)
                                              ------------   --------         ---------                  ---------
Balance, October 31, 1998                      150,520,000     20,432           (10,833)                     9,599

Issuance of stock for services (Note 3)
     October 1999 ($.00005 per share)            7,300,000        326                                          326

Issuance of stock for services (Note 3)
     October 1999 ($.00005 per share)            7,300,000        326                                          326

Issuance of stock for services(Note 3)
     October 1999($.00005 per share)             1,000,000         45                                           45

Net loss for the period October 31, 1999                -          -                 (697)                    (697)
                                                ----------     -------            --------                   -------
Balance, October 31, 1999                      166,120,000    $ 21,129           $(11,530)                   $9,599

Net loss for the period October 31, 2000                                           (8,815)                  (8,815)

Treasury stock                                 (15,600,000)       (697)                                       (697)

Balance, October 31, 2000                      150,520,000      $20,432       $    (20,345)                 $   87
                                               -----------      -------        -----------                ---------



The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS
For the periods ended October 31, 2000

                                                         Inception
                                                         to October               October
                                                          31, 2000                31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES

  Net Loss                                                $(20,345)               (8,815)
  Add non-cash items:

    Salaries paid with stock (Note 3)                        5,432                  (697)
    Organizational cost amortization                           700                     -
    Increase in organizational cost                           (700)                    -
                                                          --------                ------
      Cash used in operations                              (14,913)               (9,512)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from loans-stockholders (Note 4)               22,012                18,012
    Proceeds from issuance of common stock                  15,000                     -
    Offering costs (Note 1)                                (22,099)               (8,500)
                                                           -------                ------
      Cash provided by financing activities                 14,913                 9,512
                                                           -------                 -----
Net increase (decrease) in cash                                  -                     -

Cash, beginning of periods                                       -                     -
                                                           -------                ------
Cash, end of periods                                       $     -                     -
                                                           =======                ======






The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
October 31, 2000

1. Summary of significant accounting policies
Organization
Great Expectations and Associates Inc. (the "Company", formerly Great Expectations, Inc.) was organized under the laws of the State of Colorado on June 5, 1987, for the purpose of evaluating and seeking merger candidates. The Company is currently considered to be in the development stage as more fully defined in the Financial Accounting Standards Board Statement No. 7. The Company has engaged in limited activities, but has not generated significant revenues to date. The Company is currently seeking business opportunities.

Accounting methods
The Company records income and expenses on the accrual method.

Fiscal year
The Company has selected October 31 as its fiscal year.

Deferred offering cost
Costs associated with any public offering were charged to proceeds of the offering.

Loss per share
All stock outstanding prior to the public offering had been issued at prices substantially less than that which was paid for the stock in the public offering. Accordingly, for the purpose of the loss per share calculation, shares outstanding at the end of the period were considered to be outstanding during the entire period.

2. Income taxes
Since its inception, the Company has incurred a net operating loss. Accordingly, no provision has been made for income taxes.

3.  Stock issued for services

The value of the stock issued for services is based on management's estimate of the fair market value of the services rendered.

4.  Due to stockholders
During the fiscal year advances totaling $17,315 were made to the Company by stockholders. There are no specific repayment terms and no interest is charged.

5.  Management representation
For the period ended October 31, 2000 management represents that all adjustments necessary to a fair statement of the results for the period have been included and such adjustments are of a normal and recurring nature.

6. Going concern
The company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.

Tannenbaum & Company, P.C.
Certified Public Accountants


INDEPENDENT AUDITORS' REPORT

The Board of Directors

Great Expectations and Associates Inc.
Englewood, Colorado

We have audited the accompanying balance sheet of Great Expectations and Associates Inc. (a development stage enterprise) as of October 31, 1999, and the related statements of stockholders' equity, loss and accumulated deficit, and cash flows for the period from the date of inception (June 5, 1987) to October 31, 1999. These financial statements are the responsibility of Great Expectation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Expectations and Associates Inc., as of October 31, 1999, the chances in its stockholders' equity, the results of its operations and its cash flows for the period then ended in conformity with Generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Great Expectations will continue as a going concern. As discussed in
Note 6 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

November 3, 1999

Tannenbaum & Company P.C.








1873 S. Bellaire  Suite 908   Denver, Colorado 90222   (303) 756-5216
FAX (303) 757-5279

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)

BALANCE SHEET

October 31, 1999


                                                             October
                                                             31, 1999
      ASSETS

CURRENT ASSETS
Cash                                                         $      -
                                                             --------
Total current assets                                                -

Other Assets
  Deferred offering costs (Note 1)                             13,599
                                                             --------
Total other assets                                             13,599
                                                             --------
Total assets                                                   13,599
                                                             ========

LIABILITIES AND STOCKHOLDERS'EQUITY

CURRENT LIABILITIES
  Due to stockholders (Note 4)                                 $4,000
                                                             --------
Total current liabilities                                       4,000

STOCKHOLDERS'EQUITY
  Common stock, no par value, 5 00,000,000
    shares authorized; 1166,120,000 shares
    issued and outstanding (Note 1)                            21,129
  Deficit accumulated during the development stage            (11,530)
                                                            ---------
Total stockholders' equity                                      9,599
                                                            ---------
Total liabilities and stockholders' equity                    $13,599
                                                            =========






The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.

 (A Development Stage Enterprise)
STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
For the period from inception (June 5, 1987) to October 31, 1999


                        Inception
                        to October                   October
                        31,1999                     31, 1999

Revenue
  Interest Income         $ 166                           -
                       --------                     -------
Total revenue               166                           -

Other expense
  Amortization              700                           -
  Rent                    4,512                           -
  Salaries (Note 3)       6,129                         697
  Accounting                355                           -
                       --------                     -------
Total expense            11,696                         697
                       --------                     -------
NET LOSS                (11,530)                       (697)

Accumulated deficit
Balance, beginning
   of period                  -                     (10,833)
                       --------                     -------
Balance, end
   of period           $(11,530)                    (11,530)
                       --------                     -------
Loss per share         $   (Nil)                    $  (Nil)
                       --------                     -------
Shares outstanding  166,120,000                 166,120,000
                    ===========                 ===========








The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
 (A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS'EQUITY
For the period from inception (June 5, 1987) to October 31, 1999


                                                                Total
                              Common stock        Accumu-       stock-
                              Number              lated       holders'
                            of shares   Amount    deficit       equity
                            ---------   ------    --------------------
Balance, June 5, 1987           -      $     -       $    -     $    -

Issuance of stock for cash
  July 1987
 ($.00005 per share)       67,000,000     3,000           -      3,000

Issuance of stock for cash
 July 1987
 ($.0017 per share)         7,200,000    12,000           -     12,000

Issuance of stock for services (Note 3)
  July 1987
  ($.0017 per share)        1,000,000     1,666           -      1,666

Issuance of stock for services (Note 3)
 March 1998
 ($.00005 per share)        75,320,000    3,766           -      3,766

Net loss for the period inception
to October 31, 1998                  -        -    (10,833)    (10,833)
                           -----------   ------    -------     -------
Balance, October 31, 1998  150,520,000   20,432    (10,833)      9,599

Issuance of stock for services (Note 3)
 October 1999
 ($.00005 per share)         7,300,000      326                    326

Issuance of stock for services (Note 3)
 October 1999
 ($.00005 per share)         7,300,000      326                    326

Issuance of stock for services(Note 3)
 October 1999
 ($.00005 per share)         1,000,000       45                     45

Net loss for the period
 October 31, 1999                 -          -         (697)      (697)
                           -----------   -------    --------    ------
Balance, October 31, 1999  166,120,000   $21,129    $(11,530)   $9,599
                           ===========   =======    ========    ======

The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
 (A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

For the period ended October 31, 1999


                                                Inception
                                                to October     October
                                                31,1999        31,1999
                                                ----------     -------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Loss                                        $(11,530)      $(697)
 Add non-cash items:
   Salaries paid with stock (Note 3)                6,129         697
   Organizational cost amortization                   700          -
   Increase in organizational cost                   (700)         -
                                                 --------       -----
   Cash used in operations                         (5,401)         -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loans-stockholders (Note 4)         4,000          -
  Proceeds from issuance of common stock           15,000          -
  Offering costs (Note 1)                         (13,599)         -
                                                 --------       -----
    Cash provided by financing activities           5,401          -
                                                 --------       -----
  Net increase (decrease) in cash                       -          -

  Cash, beginning of periods                            -          -
                                                 --------       -----
  Cash, end of periods                             $    -          -
                                                 ========       =====







The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
October 31, 1999

1. Summary of significant accounting policies Organization Great Expectations and Associates Inc. (the "Company", formerly Great Expectations, Inc.) was organized under the laws of the State of Colorado on June 5, 1987, for the purpose of evaluating and seeking merger candidates. Great Expectations is currently considered to be in the development stage as more fully defined in the Financial Accounting Standards Board Statement No. 7. Great Expectations has engaged in limited activities, but has not generated significant revenues to date. Great Expectations is currently seeking business opportunities.

Accounting methods
Great Expectations records income and expenses on the accrual method.

Fiscal year
Great Expectations has selected October 31 as its fiscal year.

Deferred offering cost
Costs associated with any public offering were charged to proceeds of the offering.

Loss per share
All stock outstanding prior to the public offering had been issued at prices substantially less than that which was paid for the stock in the public offering. Accordingly, for the purpose of the loss per share calculation, shares outstanding at the end of the period were considered to be outstanding during the entire period.

2.  Income taxes
Since its inception, Great Expectations has incurred a net operating loss. Accordingly, no provision has been made for income taxes.

3.  Stock issued for services
The value of the stock issued for services is based on management's estimate of the fair market value of the services rendered.

4.  Due to stockholders
In February 1988 and December '31, 1998, advances totaling $4,000 were made to Great Expectations by stockholders. There are no specific repayment terms and no interest is charged.

5.  Management representation
For the period ended October 1, 1999 management represents that all adjustments necessary to a fair statement of the results for the period have been included and such adjustments are of a normal and recurring nature.

Note 6. Going concern

The Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.


   - End of Financial Statements

Until           , 2001 (90 days after the date of the prospectus), all
persons effecting transactions in the registered securities, whether or not participating in the offering, may be required to deliver a
prospectus.   These persons are still obligated to deliver a
prospectus when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24. Indemnification of Officers and Directors.
The bylaws of Great Expectations provides that a director of the registrant will have no personal liability to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) under Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's bylaws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the bylaws also provides that the Registrant will indemnify to the full extent permitted under Nevada law any director, officer employee or agent of registrant who has served as a director, officer, employee or agent or the registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING GREAT EXPECTATIONS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25. Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Great Expectations are estimated to be substantially as follows:

                                                                            Amount
                                                                            Payable
Item                                                                       By Great
Expectations
S.E.C. Registration Fees                                                    $  278.00
Printing and Engraving Fees                                                  1,500.00
Legal Fees                                                                   3,500.00
Accounting Fees and Expenses                                                 1,400.00
Miscellaneous                                                                1,500.00

Total                                                                       $8,178.00


Item 26. Recent Sales of Unregistered Securities.

During the last three years, Great Expectations has sold our common stock to the persons listed in the table below in transactions summarized as follows:

In March 1998, Great Expectations issued 75,320,000 at $.0004 per share for services rendered by Capital Holding Company (James Porter)
- 67,800,000 and Miles Wynn - 7,520.   These shares were issued under
an exemption from registration under Section 4(2) of the Securities
Act of 1933.   These issuances were made to sophisticated investors
who had an ongoing relationship with Great Expectations.

In October 1999, Great Expectations issued 15,600,000 common shares to the following individuals for services rendered at $.00005 per share:

Jody Walker              7,300,000
Brian Story              7,300,000
Rapheal Solot            1,000,000

Each of the sales of common stock listed above was made for services rendered to Great Expectations. The listed sales of common stock were made in reliance upon the exemption from registration provided by Rule 701 adopted under Section 3(b) of the Securities Act of 1933.

In the second quarter of 2000, Ms. Walker and Mr. Story agreed to return their common shares to the treasury and negotiate alternative
payment, if due.   There are no arrangements related to the return of
those shares.   The legal services provided by Ms. Jody Walker were
less than anticipated and a cash payment was arranged in lieu of the
shares.   These shares were undelivered and were returned to the
treasury.   Mr. Story did not perform any services for Great
Expectations and the shares were undelivered and returned to the treasury.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation incorporated by reference
                  to Form 10SB
(3.1)             Bylaws incorporated by reference
                  to Form 10SB
(4)	         Specimen certificate for common stock incorporated
                  by reference to Form 10SB
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Amended Escrow Agreement with Colorado Community
                  First National Bank incorporated by reference to
                    Amendment 9 to Form SB-2
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of Tannenbaum and & Company, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospectus, we will file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on the 30th day of August 2001.
                                      Great Expectations, Inc.

                                      /s/Raphael Solot
                                      --------------------------
                                      By: Raphael Solot, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                  Capacity                   Date

/s/Raphael Solot,       Principal Executive Officer  August 30, 2001
--------------------    Principal Financial Officer
                          Controller Director

/s/Fredrick Mahlke      Secretary/Vice President     August 30, 2001
--------------------         Director